PRESS RELEASE

CooperCompanies Announces Fourth Quarter
and Full Year 2021 Results

San Ramon, Calif., December 2, 2021— CooperCompanies (NYSE: COO) today announced financial results for its fiscal fourth quarter and full year ended October 31, 2021.
•Fourth quarter revenue increased 11% year-over-year to $759.1 million. Fiscal 2021 revenue increased 20% to $2,922.5 million.
•Fourth quarter GAAP diluted earnings per share (EPS) $2.21, up 57 cents or 35% from last year's fourth quarter. Fiscal 2021 GAAP diluted EPS $59.16, up 1,131% from fiscal 2020.
•Fourth quarter Non-GAAP diluted EPS $3.28, up 12 cents or 4% from last year's fourth quarter. Fiscal 2021 non-GAAP diluted EPS $13.24, up 37% from fiscal 2020. See "Reconciliation of Selected GAAP Results to Non-GAAP Results" below.

Commenting on the results, Al White, Cooper's President and CEO said, "We closed this fiscal year with record annual revenue, profits and cash flow. We continued taking market share globally in both contact lenses and fertility, and delivered on our strategic objectives including investing and growing our myopia management franchise. As we enter 2022, we have momentum and are well positioned to continue executing on our growth strategies across both businesses."

Fourth Quarter Operating Results
•Revenue $759.1 million, up 11% from last year’s fourth quarter, up 11% in constant currency.
•Gross margin 66% compared with 62% in last year’s fourth quarter. On a non-GAAP basis, gross margin was 67%, down from 68% last year driven primarily by currency.
•Operating margin 17% compared with 15% in last year’s fourth quarter. On a non-GAAP basis, operating margin was 25%, down from 27% last year driven primarily by investment activity.
•Interest expense $5.0 million compared with $6.7 million in last year's fourth quarter driven by lower average debt levels.

•Cash provided by operations $174.5 million offset by capital expenditures $65.0 million resulted in free cash flow of $109.5 million.
•Net debt outstanding at quarter end was $1,383.1 million (total debt of $1,479.0 million less quarter-end cash and cash equivalents of $95.9 million). Adjusted leverage ratio (net debt over adjusted EBITDA) of 1.4x.

Fourth Quarter CooperVision (CVI) Revenue
•Revenue $564.8 million, up 12% from last year’s fourth quarter, up 11% in constant currency.
•Revenue by category:

				Constant Currency
	(In millions)	% of CVI Revenue	%chg	%chg
	4Q21	4Q21	y/y	y/y
Toric	$181.3	32%	12%	12%
Multifocal	61.3	11%	15%	15%
Single-use sphere	166.5	29%	12%	12%
Non single-use sphere, other	155.7	28%	9%	8%
Total	$564.8	100%	12%	11%
•Revenue by geography:

				Constant Currency
	(In millions)	% of CVI Revenue	%chg	%chg
	4Q21	4Q21	y/y	y/y
Americas	$217.9	39%	6%	6%
EMEA	213.9	38%	17%	15%
Asia Pacific	133.0	23%	13%	14%
Total	$564.8	100%	12%	11%

Fourth Quarter CooperSurgical (CSI) Revenue
•Revenue $194.3 million, up 11% from last year's fourth quarter, up 11% in constant currency.
•Revenue by category:

				Constant Currency
	(In millions)	% of CSI Revenue	%chg	%chg
	4Q21	4Q21	y/y	y/y
Office and surgical products	$112.7	58%	3%	3%
Fertility	81.6	42%	23%	24%
Total	$194.3	100%	11%	11%

Fiscal Year 2021 Operating Results
•Revenue $2,922.5 million, up 20% from fiscal 2020, up 18% in constant currency.
•CVI revenue $2,152.0 million, up 17% from fiscal 2020, up 14% in constant currency, and CSI revenue $770.5 million, up 31% from fiscal 2020, up 30% in constant currency.
•Gross margin 67% compared with 63% in fiscal 2020. Non-GAAP gross margin 68% up from 67% in fiscal 2020.
•Operating margin 17% compared with 13% in fiscal 2020. Non-GAAP operating margin 26% up from 23% in fiscal 2020.
•GAAP diluted EPS $59.16, up 1,131% from fiscal 2020. Non-GAAP diluted EPS $13.24, up 37% from fiscal 2020.
•Cash provided by operations $738.6 million offset by capital expenditures of $214.4 million resulted in free cash flow of $524.2 million.

Fiscal Year 2022 Financial Guidance
We continue to monitor and evaluate the scope, duration and impact of the ongoing COVID-19 pandemic on our operations and financial results. While we still view resurgences as a significant risk factor to our outlook, we are initiating our fiscal year 2022 guidance*. Details are summarized as follows:
•Fiscal 2022 total revenue $3,032 - $3,090 million (up 6% to 8% in constant currency)
•CVI revenue $2,225 - $2,267 million (up 6% to 8% in constant currency)
•CSI revenue $807 - $823 million (up 6% to 8% in constant currency)
•Fiscal 2022 non-GAAP diluted earnings per share $13.60 - $14.00 (up 9.5% to 12.5% in constant currency)
* Note: Our fiscal year 2022 guidance does not include the Generate Life Sciences acquisition announced on November 10th, 2021.
Non-GAAP diluted earnings per share guidance excludes amortization and impairment of intangible assets, and other exceptional or unusual income or gains and charges or expenses including acquisition, integration and manufacturing related costs which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.

Reconciliation of Selected GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:
•We exclude the effect of amortization and impairment of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions. Impairment of intangible assets is a non-recurring cost.
•We exclude the effect of acquisition and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition and integration expenses include direct effects of acquisition accounting, such as inventory fair value step-up and items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.
•We exclude other exceptional or unusual charges or expenses and gains or income. These can be variable and difficult to predict, such as COVID related charges, certain litigation expenses, changes in fair value of contingent considerations, and product transition costs, that are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.
•We report revenue growth using the non-GAAP financial measure of constant currency so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year.
•We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash that is available to grow the business, make strategic acquisitions, repay debt, buyback common stock or to fund dividend payments. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.
•We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing operations.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended October 31,
	2021			2021	2020			2020
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$257.2	$(10.3)	A	$246.9	$257.6	$(37.2)	A	$220.4
Operating expense excluding amortization	$337.2	$(14.0)	B	$323.2	$289.7	$(11.4)	B	$278.3
Amortization of intangibles	$36.1	$(36.1)	C	$—	$34.2	$(34.2)	C	$—
Other expense (income), net	$2.0	$(0.6)	D	$1.4	$(0.3)	$—		$(0.3)
Provision for income taxes	$11.3	$7.5	E	$18.8	$12.5	$7.1	E	$19.6
Diluted earnings per share	$2.21	$1.07		$3.28	$1.64	$1.52		$3.16
Weighted average diluted shares used	49.9			49.9	49.6			49.6

A	Fiscal 2021 GAAP cost of sales includes $10.3 million of costs primarily related to integration and other manufacturing related costs, resulting in fiscal 2021 GAAP gross margin of 66% as compared to fiscal 2021 non-GAAP gross margin of 67%. Fiscal 2020 GAAP cost of sales includes $37.2 million of costs primarily related to COVID-19 and other manufacturing related costs, resulting in fiscal 2020 GAAP gross margin of 62% as compared to fiscal 2020 non-GAAP gross margin of 68%.
B	Fiscal 2021 GAAP operating expense includes $14.0 million of costs, primarily comprised of $9.3 million of costs related to the increase in fair value of contingent considerations and costs related to acquisition and integration activity. Fiscal 2020 GAAP operating expense includes $11.4 million primarily related to integration activities and European Medical Devices Regulation (MDR) implementation costs.
C	Amortization expense was $36.1 million and $34.2 million for the fiscal 2021 and 2020 periods, respectively. Items A, B, and C resulted in fiscal 2021 GAAP operating margin of 17% as compared to fiscal 2021 non-GAAP operating margin of 25%, and fiscal 2020 GAAP operating margin of 15% as compared to fiscal 2020 non-GAAP operating margin of 27%.
D	Fiscal 2021 other expense (income), net includes $0.6 million of losses on minority investments.
E	Fiscal 2021 includes changes in provision for income taxes that arise primarily from the above adjustments and intra-group asset transfers. Fiscal 2020 included changes that arise primarily from the above adjustments.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Twelve Months Ended October 31,
	2021			2021	2020			2020
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$966.7	$(29.4)	A	$937.3	$896.1	$(90.1)	A	$806.0
Operating expense excluding amortization	$1,303.9	$(86.4)	B	$1,217.5	$1,085.8	$(30.9)	B	$1,054.9
Amortization of intangibles	$146.1	$(146.1)	C	$—	$137.2	$(137.2)	C	$—
Interest expense	$23.1	$—		$23.1	$36.8	$(4.0)	D	$32.8
Other (income) expense, net	$(8.8)	$11.4	E	$2.6	$8.5	$(7.0)	E	$1.5
Provision for income taxes	$(2,453.2)	$2,536.3	F	$83.1	$28.1	$29.4	F	$57.5
Diluted earnings per share	$59.16	$(45.92)		$13.24	$4.81	$4.83		$9.64
Weighted average diluted shares used	49.8			49.8	49.6			49.6

A	Fiscal 2021 GAAP cost of sales includes $29.4 million of costs primarily related to integration and other manufacturing related costs, resulting in fiscal 2021 GAAP gross margin of 67% as compared to fiscal 2021 non-GAAP gross margin of 68%. Fiscal 2020 GAAP cost of sales includes $90.1 million of costs primarily related to COVID-19 and other manufacturing related costs, resulting in fiscal 2020 GAAP gross margin of 63% as compared to fiscal 2020 non-GAAP gross margin of 67%.
B	Fiscal 2021 GAAP operating expense includes $86.4 million of costs, primarily comprised of $66.1 million of costs related to the increase in fair value of contingent considerations and costs related to acquisition and integration activity. Fiscal 2020 GAAP operating expense includes $30.9 million primarily related to acquisition, integration activities and European MDR implementation costs.
C	Amortization expense was $146.1 million and $137.2 million for the fiscal 2021 and 2020 periods, respectively. Items A, B, C resulted in fiscal 2021 GAAP operating margin of 17% as compared to fiscal 2021 non-GAAP operating margin of 26%, and fiscal 2020 GAAP operating margin of 13% as compared to fiscal 2020 non-GAAP operating margin of 23%.
D	Fiscal 2020 interest expense includes $4.0 million pertaining to the write-off of debt issuance costs related to the repayment and refinancing of the 2016 revolving credit facility and 2017 Term Loan.
E	Fiscal 2021 other (income) expense, net primarily consists of an $11.6 million gain due to CooperVision's acquisition of all of the remaining equity interest of a privately-held medical device company in January 2021. Fiscal 2020 other expense (income), net includes $7.0 million of losses on minority investments.
F	Fiscal 2021 includes changes in provision for income taxes that arise primarily from $2,527.1 million of tax benefit related to the recognition of deferred tax assets from an intra-group transfer of intellectual property and goodwill to a UK subsidiary in the first quarter and remeasurement of deferred tax assets caused by the UK enactment of a 25% corporate tax rate in the third quarter. Fiscal 2021 also includes changes that arise primarily from the above adjustments and intra-group asset transfers. Fiscal 2020 included changes that arise primarily from the above adjustments.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss its fiscal fourth quarter and full year 2021 results and current corporate developments. The live dial-in number for the call is 855-643-4430 (U.S.) / 707-294-1332 (International). The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the "Investor Relations" section of the CooperCompanies website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on December 2, 2021 through December 9, 2021. To hear this recording, dial 855-859-2056 (U.S.) / 404-537-3406 (International) and enter code 266737.

About CooperCompanies
CooperCompanies ("Cooper") is a global medical device company publicly traded on the NYSE (NYSE: COO). Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of women, babies and families with its diversified portfolio of products and services focusing on medical devices and fertility & genomics. Headquartered in San Ramon, Calif., Cooper has a workforce of more than 12,000 with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements of which are other than statements of historical fact, including our 2022 Guidance and all statements regarding the expected impact of the ongoing COVID-19 pandemic on our business, and statements regarding acquisitions including the acquired companies' financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and the acquired entities' future expenses, sales and earnings per share are forward looking. In addition, all statements regarding anticipated growth in our net sales and anticipated market conditions, planned product launches and expected results of operations are forward-looking. To identify these statements look for words like "believes," "outlook," "probable," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: the effects of the ongoing COVID-19 pandemic and related economic disruptions and new governmental regulations on our business, results of operations, cash flow and financial condition, including but not limited to the potential impact on our sales, operations and supply chain; adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries, that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, the ongoing COVID-19 pandemic, inflation, and escalating global trade barriers, including additional tariffs, by countries such as China; changes in tax laws or their interpretation, changes in statutory tax rates, and adverse outcomes in tax disputes including but not limited to, the United States (U.S.), the United Kingdom (UK) and other countries may affect our taxation of earnings recognized in foreign jurisdictions, result in unexpected tax liabilities, and/or negatively impact our effective tax rate; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our net sales and earnings; our existing and future variable rate indebtedness and associated interest expense is impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; acquisition-related adverse effects including the failure to successfully achieve the anticipated net sales, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); adverse changes in global political and economic conditions, and related uncertainty caused by the United Kingdom's withdrawal from the European Union (EU) and its potential impact on, among other things, the movement of goods and materials in our supply chain, additional regulatory approvals and requirements, and increased tariffs and duties; compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of personal information, such as HIPAA and the California Consumer Privacy Act (CCPA) in the U.S. and the General Data Protection Regulation (GDPR) requirements in Europe, including but not limited to those resulting from data security breaches; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to the ongoing COVID-19 pandemic, integration of acquisitions, man-made or natural disasters, cybersecurity incidents or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; market consolidation of large customers globally through mergers or acquisitions resulting in a larger proportion or concentration of our business being derived from fewer customers; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry specifically and the medical device or pharmaceutical industries generally, including but not limited to the EU Medical Devices Regulation (MDR) and the EU In Vitro Diagnostic Medical Devices Regulation (IVDR); legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs and expenses related to product recalls and warning letters; failure to receive, or delays in receiving, regulatory approvals or certifications for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, other intangible assets and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; impact and costs incurred from changes in accounting standards and policies; environmental risks, including increasing environmental legislation and the broader impacts of climate change; risks related to environmental, social and corporate governance (ESG) issues, including those related to climate change and sustainability; and other events described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, as such Risk Factors may be updated in quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Risk Management
925-460-3663
ir@cooperco.com

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	October 31, 2021	October 31, 2020
ASSETS
ASSETS
Current assets:
Cash and cash equivalents	$95.9	$115.9
Trade receivables, net	515.3	435.4
Inventories	585.6	570.4
Other current assets	179.3	152.5
Assets held-for-sale	89.2	—
Total current assets	1,465.3	1,274.2
Property, plant and equipment, net	1,347.6	1,281.9
Operating lease right-of-use assets	257.0	260.2
Goodwill	2,574.0	2,447.3
Other intangibles, net	1,271.5	1,289.0
Deferred tax assets	2,546.6	80.1
Other assets	144.2	104.8
Total assets	$9,606.2	$6,737.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$82.9	$409.3
Other current liabilities	647.5	595.1
Liabilities held-for-sale	1.7	—
Total current liabilities	732.1	1,004.4
Long-term debt	1,396.1	1,383.9
Deferred tax liabilities	24.1	25.8
Long-term tax payable	139.6	162.0
Operating lease liabilities	231.7	236.8
Accrued pension liability and other	140.6	99.8
Total liabilities	2,664.2	2,912.7
Stockholders’ equity	6,942.0	3,824.8
Total liabilities and stockholders' equity	$9,606.2	$6,737.5

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended October 31,		Year Ended October 31,
	2021	2020	2021	2020
Net sales	$759.1	$681.6	$2,922.5	$2,430.9
Cost of sales	257.2	257.6	966.7	896.1
Gross profit	501.9	424.0	1,955.8	1,534.8
Selling, general and administrative expense	311.6	264.2	1,211.2	992.5
Research and development expense	25.6	25.5	92.7	93.3
Amortization of intangibles	36.1	34.2	146.1	137.2
Operating income	128.6	100.1	505.8	311.8
Interest expense	5.0	6.7	23.1	36.8
Other expense (income), net	2.0	(0.3)	(8.8)	8.5
Income before income taxes	121.6	93.7	491.5	266.5
Provision for income taxes	11.3	12.5	(2,453.2)	28.1
Net income attributable to Cooper stockholders	$110.3	$81.2	$2,944.7	$238.4

Earnings per share - diluted	$2.21	$1.64	$59.16	$4.81

Number of shares used to compute diluted earnings per share	49.9	49.6	49.8	49.6